EXECUTION VERSION

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of April 26, 2022, is entered into among MISSION PRODUCE, INC., a Delaware corporation (the “Borrower”), the Guarantors party hereto, the Lenders party hereto, the Voting Participants party hereto, and BANK OF AMERICA, N.A., in its capacity as the Administrative Agent and the L/C Issuer. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrower, the Guarantors party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as the Administrative Agent, the Swingline Lender and the L/C Issuer, entered into that certain Credit Agreement, dated as of October 11, 2018 (as amended, restated, amended and restated, supplemented, extended, replaced or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Credit Agreement be amended as set forth below, subject to the terms and conditions specified in this Amendment; and

WHEREAS, the parties hereto are willing to amend the Credit Agreement, subject to the terms and conditions specified in this Amendment.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Amendments.

(a)    The definition of “Communication” in Section 1.01 of the Credit Agreement is amended to read as follows:

“Communication” means this Agreement, any other Loan Document, and any document, any amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document.

(b)    The definition of “Interest Period” in Section 1.01 of the Credit Agreement is amended to read as follows:

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one (1), three (3) or six (6) months thereafter (in each case, subject to availability), as selected by the Borrower in its Loan Notice; provided, that: (a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and (c) no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made.

(c)    The definition of “Permitted Acquisition” in Section 1.01 of the Credit Agreement is amended to replace the reference to “$20,000,000” in clause (f)(i) of such definition with “$30,000,000”.

(d)    The following definitions are added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:

“Lender Party” means each of the Lenders, the Voting Participants, the Swingline Lender, and the L/C Issuer.

“Rescindable Amount” has the meaning as defined in Section 2.12(b)(ii).

(e)    Section 2.12(b)(ii) of the Credit Agreement is amended to read as follows:

(ii) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or the L/C Issuer, as the case may be, the amount due. With respect to any payment that the Administrative Agent makes for the account of the Lenders or the L/C Issuer hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (A) the Borrower has not in fact made such payment; (B) the Administrative Agent has made a payment in excess of the amount so paid by the Borrower (whether or not then owed); or (C) the Administrative agent has for any reason otherwise erroneously made such payment; then each of the Appropriate Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(f)    Section 7.11(a) of the Credit Agreement is amended to read as follows:

(a)    Consolidated Total Net Leverage Ratio. Permit the Consolidated Total Net Leverage Ratio as of the end of any Measurement Period ending as of the end of any fiscal quarter of the Borrower to be greater than (i) 3.50 to 1.0, for any fiscal quarter ending during the period from the Closing Date to and including July 31, 2019, (ii) 3.25 to 1.0, for any fiscal quarter ending during the period from August 1, 2019 to and including July 31, 2020, (iii) 3.00 to 1.0, for any fiscal quarter ending during the period from August 1, 2020 to and including July 31, 2021, (iv) 2.75 to 1.0, for any fiscal quarter ending during the period from August 1, 2021 to and including January 31, 2022, (v) 3.75 to 1.0, for the fiscal quarter ending April 30, 2022, (vi) 3.25 to 1.0, for the fiscal quarter ending July 31, 2022, and (vii) 2.75 to 1.0, for any fiscal quarter ending thereafter.

(g)    Article IX of the Credit Agreement is amended by adding a new Section 9.13 immediately following Section 9.12 to read as follows:

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9.13    Recovery of Erroneous Payments.

Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender Party, whether or not in respect of an Obligation due and owing by the Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Lender Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Lender Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Lender Party promptly upon determining that any payment made to such Lender Party comprised, in whole or in part, a Rescindable Amount.

(h)    Clause (i) in Section 11.04(b) of the Credit Agreement is amended to read as follows:

(i)    the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby (including such Indemnitee’s reasonable reliance on any Communication executed using an Electronic Signature or in the form of an Electronic Record), the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01),

(i)    Section 11.10 of the Credit Agreement is amended to read as follows:

11.10    Integration; Effectiveness.

This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent or the L/C Issuer, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.

(j)    Section 11.18 of the Credit Agreement is amended to read as follows:

11.18    Electronic Execution.

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This Agreement, any other Loan Document, and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each Loan Party and each of the Administrative Agent, the L/C Issuer, the Swingline Lender, and the Lenders agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this Section 11.18 may include use or acceptance by the Administrative Agent and each Lender Party of a manually signed paper Communication which has been converted into electronic form (such as scanned into .pdf), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Lender Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (an “Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, neither the Administrative Agent, the L/C Issuer, nor the Swingline Lender is under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, that, (a) to the extent the Administrative Agent, the L/C Issuer and/or the Swingline Lender has agreed to accept such Electronic Signature, the Administrative Agent and each of the Lender Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party and/or any Lender Party without further verification and (b) upon the request of the Administrative Agent or any Lender Party, any Electronic Signature shall be promptly followed by such manually executed counterpart

Neither the Administrative Agent, the L/C Issuer, nor the Swingline Lender shall be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Communication (including, for the avoidance of doubt, in connection with the Administrative Agent’s, the L/C Issuer’s, or the Swingline Lender’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Administrative Agent, the L/C Issuer, and the Swingline Lender shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Communication (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and reasonably believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof)

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Each of the Loan Parties and each of the Lender Parties hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document, and/or any other Communication based solely on the lack of paper original copies of this Agreement, such other Loan Document, and/or such other Communication, and (ii) waives any claim against the Administrative Agent, any Lender Party, and any Related Party of the foregoing for any liabilities arising solely from the Administrative Agent’s and/or any Lender Party’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Loan Parties to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

2.    Conditions Precedent. This Amendment shall be effective upon satisfaction of the following conditions precedent (the date on which all such conditions are satisfied, the “Second Amendment Effective Date”):

(a)    receipt by the Administrative Agent of counterparts of this Amendment duly executed by the Borrower, the Guarantors, the Required Lenders, and the Administrative Agent; and

(b)    receipt by the Administrative Agent, for the account of each Lender, of a fee for each such Lender in an amount equal to 0.05% of the sum of (i) the amount of such Lender’s Revolving Commitment on the Second Amendment Effective Date, plus (ii) the Outstanding Amount of the Term A-1 Loan of such Lender on the Second Amendment Effective Date, plus (iii) the Outstanding Amount of the Term A-2 Loan of such Lender on the Second Amendment Effective Date.

3.    Payment of Expenses. The Loan Parties agree to reimburse the Administrative Agent for all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including the reasonable fees, charges and disbursements of Moore & Van Allen PLLC.

4.    Miscellaneous.

(a)    The Credit Agreement and the obligations of the Loan Parties thereunder and under the other Loan Documents are hereby ratified and confirmed and shall remain in full force and effect according to their terms. This Amendment is a Loan Document.

(b)    Each Guarantor (i) acknowledges and consents to all of the terms and conditions of this Amendment, (ii) affirms all of its obligations under the Loan Documents, and (iii) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Credit Agreement or the other Loan Documents.

(c)    Each Loan Party represents and warrants that: (i) such Loan Party has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to execute, deliver and perform its obligations under this Amendment; (ii) the execution, delivery and performance by such Loan Party of this Amendment have been duly authorized by all necessary corporate or other organizational action, and do not and will not (A) contravene the terms of such Loan Party’s Organization Documents, (B) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (1) any Contractual Obligation to which such Loan Party is a party or affecting such Loan Party or the properties of

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such Loan Party or any of its Subsidiaries, or (2) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property is subject, or (C) violate any Law; (iii) no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, such Loan Party of this Amendment, other than authorizations, approvals, actions, notices and filings which have been duly obtained; (iv) this Amendment has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity; (v)(A) the representations and warranties of such Loan Party contained in the Credit Agreement (as amended by this Amendment) or any other Loan Document, or which are contained in any document furnished at any time under or in connection therewith, are (1) with respect to representations and warranties that contain a materiality qualification, true and correct on and as of the Second Amendment Effective Date, and (2) with respect to representations and warranties that do not contain a materiality qualification, true and correct in all material respects on and as of the Second Amendment Effective Date, it being understood and agreed that for purposes of this Section 4(c)(v)(A), the representations and warranties contained in Sections 5.05(a) and (b) of the Credit Agreement (as amended by this Amendment) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b) of the Credit Agreement, respectively, and (B) no Default has occurred and is continuing; (vi) the Persons signing this Amendment as Guarantors include all of the Subsidiaries existing as of the Second Amendment Effective Date that are required to become Guarantors pursuant to the Credit Agreement on or prior to the Second Amendment Effective Date; and (vii) such Loan Party’s legal name and jurisdiction of organization is as reflected on the signature pages to this Amendment.

(d)    Each Lender and the L/C Issuer represents and warrants that, after giving effect to this Amendment, the representations and warranties of such Lender and the L/C Issuer set forth in the Credit Agreement (as amended by this Amendment) are true and correct as of the Second Amendment Effective Date. Each Lender and the L/C Issuer hereby agrees to comply with the covenants applicable to such Lender and the L/C Issuer set forth in the Credit Agreement (as amended by this Amendment). Each party hereto acknowledges and agrees to the provisions set forth in Sections 11.18, 11.19 and 11.20 of the Credit Agreement (as amended by this Amendment).

(e)    This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic imagine means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment. Subject to Section
11.18 of the Credit Agreement (as amended by this Amendment), this Amendment may be in the form of an Electronic Record (as defined in the Credit Agreement (as amended by this Amendment)), and may be executed using Electronic Signatures (as defined in the Credit Agreement (as amended by this Amendment)), including facsimile and .pdf, and shall be considered an original and shall have the same legal effect, validity and enforceability as a paper record. The authorization under this Section 4(e) may include use or acceptance by the Administrative Agent and each Lender of a manually signed paper copy of this Agreement which has been converted into electronic form (such as scanned into .pdf format), or an electronically signed copy of this Agreement converted into another format, for transmission, delivery and/or retention.

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(f)    If any provision of this Amendment is held to be illegal, invalid or unenforceable,
(i) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(g)    THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(h)    The terms of Sections 11.14 and 11.15 of the Credit Agreement with respect to submission to jurisdiction, waiver of venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWER:	MISSION PRODUCE, INC.,
a Delaware corporation

	By:	/s/ Stephen J. Barnard
	Name:	Stephen J. Barnard
	Title:	President and Chief Executive Officer

GUARANTORS:	ADVANCED PRODUCTION MANAGEMENT, LLC, a California limited liability company

	By:	/s/ Keith Barnard
	Name:	Keith Barnard
	Title:	General Manager

SOLAR MPC, LLC, a California limited liability company

	By:	/s/ Stephen J. Barnard
	Name:	Stephen J. Barnard
	Title:	General Manager

SAM LAND I, LLC, a California limited liability company

	By:	/s/ Stephen J. Barnard
	Name:	Stephen J. Barnard
	Title:	General Manager

SAM LAND II, LLC, a California limited liability company

	By:	/s/ Stephen J. Barnard
	Name:	Stephen J. Barnard
	Title:	General Manager

SAM LAND III, LLC, a California limited liability company

	By:	/s/ Stephen J. Barnard
	Name:	Stephen J. Barnard
	Title:	General Manager

SAM LAND IV, LLC, a California limited liability company

By:	/s/ Stephen J. Barnard
Name:	Stephen J. Barnard
Title:	General Manager

MISSION PRODUCE LOGISTICS, LLC, a California limited liability company

By:	/s/ Stephen J. Barnard
Name:	Stephen J. Barnard
Title:	General Manager

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as Administrative Agent

	By:	/s/ Linda Lov
	Name:	Linda Lov
	Title:	Vice President

LENDERS:	BANK OF AMERICA, N.A., as a Lender and the L/C Issuer

	By:	/s/ David Barney
	Name:	David Barney
	Title:	Senior Vice President

FARM CREDIT WEST, PCA, as a Lender

By:	/s/ Austin Taylor
Name:	Austin Taylor
Title :	Vice President

CITY NATIONAL BANK, as a Lender

By:	/s/ Chris Clegg
Name:	Christopher Clegg
Title:	Senior Vice President

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ JP. Garrot
Name:	Joe P. Garrot
Title:	Vice President

CITIBANK, N.A., as a Lender

By.	/s/ Shiraz Takelian
Name:	Shiraz Takelian
Title:	Authorized Signatory

ING CAPITAL LLC, as a Lender

By:	/s/ Daniel W. Lamprecht
Name:	Dan Lamprecht
Title:	Managing Director

By:	/s/ Eanna Mulkere
Name:	Eanna Mulkere
Title:	Director

COÖPERATIVE RABOBANK U.A., NEW YORK BRANCH, as a Lender

By:	/s/ Shane Koonce
Name:	Shane Koonce
Title:	Executive Director

By:	/s/ John Dansdill
Name:	John Dansdill
Title:	Vice President